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                             BRE PROPERTIES, INC.


                             AMENDED AND RESTATED
                           1992 EMPLOYEE STOCK PLAN

                              September 26, 1994

                                  ARTICLE  I
                                    GENERAL

      1.1 PURPOSE OF THE PLAN. The purpose of the 1992 Employee Stock Plan (the "Plan") is to provide officers and other key employees of the company with incentives to continue their employment with the company and to afford them the opportunity to acquire a continuing stock ownership interest in the company, thereby providing them a proprietary interest in the success of the company.

      1.2 DEFINITIONS. As used in the Plan and the related Award Agreements, the following terms will have the meanings stated below:

            (a) "Award" means any Option, SAR, Shares or Restricted Shares granted pursuant to the Plan.

            (b) "Award Agreement" means the written agreement between the company and an employee pursuant to which an Award may be granted. The Committee shall determine the terms of each Award Agreement, subject to the terms and conditions of the Plan.

            (c)   "Board" means the Board of Directors of the company.

            (d)   "company" means BRE Properties, Inc., a Delaware corporation.

            (e)   "Code" means the Internal Revenue Code of 1986, as amended.

            (f) "Committee" means the Compensation Committee appointed by the Board to administer the Plan. The Committee shall consist of not less than two members of the Board, who are not employees of the company and who are "disinterested persons" during their period of service on the Committee, as that term is defined in the rules and regulations promulgated by the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act, and who are "outside

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      directors" as that term is defined in the rules and regulations promulgated by the Internal Revenue Service under Section
      162(m) of the Code. The Board shall have the power from time to time to add or remove members of the Committee and to fill vacancies arising for any reason.

            (g)   "Exchange Act" means the Securities Exchange Act of 1934.

            (h) The "Fair Market Value" of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

            (i) "Incentive Stock Option" or "ISO" means an Option that meets the requirements of Section 422 of the Code.

            (j) "Non-qualified Stock Option" or "NQSO" means an Option that is not intended to qualify as an ISO.

            (k) "Option" means an option to purchase Shares and shall be either an ISO or a NQSO.

            (l)   "Optionee" means the holder of an Option.

            (m) "Option Price" means the price to be paid for Shares upon exercise of an Option as determined in accordance with Section 2.2.

            (n)   "Restricted Shareholder" shall have the meaning set forth in
      Section 4.1.

            (o)   "Restricted Shares" means Shares issued pursuant to Article
      IV.

            (p) "Share Appreciation Right" or "SAR" means rights granted pursuant to Article III.

            (q) "Shares" means shares of Class A common stock, $.01 par value, of the company.

            (r) "Subsidiary" means any corporation in which the company owns, directly or indirectly, stock possessing more than 50 percent of the total combined voting power of all classes of stock.


                                       2.

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      1.3   ADMINISTRATION OF PLAN.

            (a) The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

                  (i)   The employees to whom Awards shall be granted;

                  (ii) The number of Shares or Restricted Shares to be covered by an Award;

                  (iii) Whether and to what extent an Optionee may use
            already-owned Shares in payment of the Option Price upon exercise of Options;

                  (iv) Which Options granted shall be ISOs and which shall be NQSOs;

                  (v)   The Option Price;

                  (vi) The period and conditions, if any, under which each Award shall vest or be exercisable; and

                  (vii) The terms and conditions of each Award Agreement between the company and each employee.

            (b) The Committee's decision construing, interpreting and administering the Plan shall be conclusive and binding on all parties. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or to any Award granted pursuant to the Plan.

      1.4 ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be those key salaried employees, including officers and directors if they are employees, of the company, or of any Subsidiary, as the Committee shall determine during the period of the Plan. Awards under the Plan may be made to the same eligible employee on more than one occasion.

      1.5 TYPES OF GRANTS AND AWARDS UNDER PLAN. Awards under the Plan may be in the form of Options, SARs, Shares and Restricted Shares. Options may be granted with or without related SARs. SARs may be granted only with respect to a related Option. The date of grant of an Award hereunder shall be deemed to be the date of action by the Committee, notwithstanding that issuance may be conditioned on the execution of an Award Agreement.

      1.6 TRANSFERABILITY. Except as permitted by the Committee in accordance with the rules and regulations promulgated under the Exchange Act with respect to any exemption from the short swing profit provisions of Section 16(b) of that Act, Awards under the Plan


                                       3.

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shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder or the holder's guardian or legal representative. This restriction shall apply to all employees receiving grants under the Plan, whether or not the employee is subject to Section 16(b).

      1.7 SHARES SUBJECT TO PLAN. The maximum number of Shares which may be issued under the Plan shall be 375,000, subject to adjustment in accordance with
Section 6.4. In the event that any outstanding Award shall expire or terminate for any reason, the Shares or Restricted Shares allocable to the unused or forfeited portion of that Award may again be available for additional Awards under the Plan. However, in the event of a surrender of an Option, or a portion of it, for SARs, the Shares represented by the Option or that part of it which is so surrendered shall not be available for reissuance under the Plan.

      1.8   EFFECTIVE DATE AND TERM OF PLAN.

            (a) The Plan, as amended hereby, shall be effective and shall be deemed to have been amended on September 26, 1994, if within twelve months after that date the Plan has been approved by the affirmative vote of the holders of a majority of those outstanding shares of voting stock of the company voting in person or by proxy at a duly held shareholder meeting.

            (b) The Board may terminate the Plan at any time. If not sooner terminated by the Board, the Plan will expire on September 27, 2002. Expiration or termination of the Plan will not affect the validity of any Awards then outstanding.

                                  ARTICLE II
                                 STOCK OPTIONS

      2.1 OPTION AGREEMENTS. The grant of an Option shall be evidenced by a written Option Agreement. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the option period, the method of exercise, the manner of payment, the restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan. The maximum number of Shares for which Options may be granted under the Plan to any employee in any calendar year is 100,000 Shares.

      2.2 OPTION PRICE. The price to be paid for Shares upon the exercise of an Option shall be fixed by the Committee at the time the Option is granted, but shall in no event be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

      2.3 DURATION OF OPTION. No Option shall be exercisable after the expiration of ten years from the date of grant.


                                       4.

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      2.4   DATE OF EXERCISE.  Any Option may be exercised at any time following the date of grant, in whole or in part, unless the Committee shall otherwise provide for vesting or other restrictions under which an Option may be exercised by the Optionee, in whole or in part. In the discretion of the Committee, an Option may become immediately and fully exercisable upon the occurrence of certain times or events, including, without limitation, (i) in the event of death or permanent disability of the Optionee or (ii) upon the occurrence of a change of control of the company. For purposes of the Plan, a change of control shall be deemed to occur if any person or group together with its affiliates and associates (other than the company or any of its subsidiaries or employee benefit plans), after the effective date of the Plan, acquires direct or indirect beneficial ownership of 32 percent or more of the then outstanding Shares or commences a tender or exchange offer for 40 percent or more of the then outstanding Shares. The terms "group," "affiliates," "associates" and "beneficial ownership" shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

      2.5 METHOD OF EXERCISE. The Committee shall establish procedures governing the exercise of an Option consistent with the purposes of the Plan. Such procedures may include, without limitation, delivery to the company of written notice of exercise accompanied by payment in full of the Option Price for the Shares to which the exercise relates and payment of any amount necessary to satisfy any withholding tax liability that may result from exercise of the Option.

      2.6 PAYMENT OF OPTION PRICE. Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash or, as specified in the Option Agreement or as otherwise permitted by the Committee at the time of exercise, (i) by delivering to the company already-owned Shares having a Fair Market Value equal to the Option Price on the date of exercise, (ii) by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the Shares to which the exercise relates or holds them as collateral for a margin loan, delivers the Option Price to the company, and delivers the remaining proceeds to the Optionee (and in connection therewith the company may establish a cashless exercise program including a program where the commissions on the sale of Shares to which the exercise relates are paid by the company), or (iii) by any combination of cash, already-owned Shares or such cashless exercise methods having a combined value equal to the Option Price. In the discretion of the Committee, already-owned Shares must have been owned by the Optionee at the time of exercise for at least the period of time specified by the Committee (which generally shall be not less than six months). Whenever payment of the Option Price would require delivery of a fractional Share, the Optionee shall deliver the next lower whole number of Shares and a cash payment shall be made by the Optionee for the balance of the Option Price.

      2.7 OPTION EXERCISE LOANS. An Option Agreement may provide for the extension of a loan from the company to the Optionee to finance exercise of the Option. Any such loan shall have a term that does not exceed ten years, shall be secured by a pledge of the Shares


                                       5.

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acquired pursuant to exercise of the Option, shall be with full recourse against the Optionee, shall bear interest at rates determined by the Committee, and shall contain such other terms and conditions as the Committee shall determine consistent with the Plan.

      2.8 TERMINATION OF EMPLOYMENT. Options shall normally terminate immediately upon termination of an Optionee's employment with the company for any reason, or not more than three months following the date of termination if permitted by the Committee, acting in its discretion. However, (i) if an Optionee dies or becomes permanently disabled while in the continuous employ of the company, the Committee may in its discretion allow the Optionee or the Optionee's estate, personal or legal representative or beneficiary, to exercise the Option (to the same extent the Optionee could have exercised it on the date of death or permanent disability) for a period of up to twelve months from the date of death or disability and (ii) if an Optionee retires at or after normal retirement age the Committee may in its discretion allow the Optionee to exercise the Option (to the same extent the Optionee could have exercised it on the date of retirement) for a period of up to three years from the date of retirement, but, in either (i) or (ii), not beyond the original option term.


                                 ARTICLE III
                          SHARE APPRECIATION RIGHTS

      3.1 GRANT OF SARS. Share appreciation rights may be granted in connection with all or any part of any Option granted under the Plan. The number of SARs granted to an Optionee shall not exceed the number of Shares which the optionee may purchase upon exercise of the related Option. SARs granted under the Plan shall be included in the related Option Agreement between the company and the Optionee.

      3.2 EXERCISE OF SARS. A holder of SARs may exercise such rights, in whole or in part, in lieu of exercise of the related Option, only to the same extent and subject to the same conditions as the related Option is then exercisable and unexercised. At the time of exercise, the Optionee shall surrender the Option with respect to the number of Shares equal to the number of SARs exercised and shall receive in return the number of Shares or amount of cash determined pursuant to Section 3.3. The number of Shares available for the grant of future Options and SARs under the Plan shall be reduced by the number of Shares with respect to which an Option is so surrendered. The Committee, in its discretion, may prescribe terms, conditions and limitations on the exercise of SARs, including, without limitation, the requirement that SARs be exercised only during the "window period" specified in Rule 16b-3(e)(3)(iii) under the Exchange Act (or any successor rule).

      3.3 PAYMENT OF SARS. Upon exercise of SARs, in consideration of the surrender of the related Option, the holder thereof shall be entitled to receive, with respect to each such right, an amount equal to the excess of the Fair Market Value of one Share at the time of exercise over the Option Price per Share for the Shares subject to the related Option and SAR


                                       6.

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being exercised. This amount shall be payable as the Optionee shall elect, in cash, Shares or any combination of cash and Shares; provided, however, that the Committee shall have sole discretion to consent to or disapprove any election to receive cash in full or partial payment of such amount. If the Optionee is to receive all or any portion of such amount in Shares, the number of Shares shall be determined by dividing such amount or portion thereof by the Fair Market Value of one Share at the time of exercise. If the number of Shares so determined is not a whole number, such number shall be reduced to the next lower whole number.

                                  ARTICLE IV
                               RESTRICTED SHARES

      4.1 AWARD OF RESTRICTED SHARES. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award Shares to be held under the restrictions set forth in this Article IV to any eligible employee of the company. Upon making such an award, the company shall cause to have Restricted Shares issued and registered in the name of the employee to whom Restricted Shares are awarded (the "Restricted Shareholder").

      4.2 RESTRICTIONS. Restricted Shares shall be subject to forfeiture upon such terms and conditions, e.g., continued employment and performance goals, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time Restricted Shares are awarded. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares, including upon a change of control as defined in Section 2.4.

      4.3   PERFORMANCE GOALS.

            (a) When the Committee determines to provide for forfeiture of Restricted Shares based on performance goals, and when in the Committee's judgment the provisions of Code Section 162(m) may be applicable to an Award of Restricted Stock, the Committee shall be guided by this Section
      4.3. The Committee shall establish performance goals prior to the start of the restriction period; provided that such goals may be established after the start of the fiscal year but while the outcome of the performance goal is substantially uncertain to the extent permitted under proposed or final regulations issued under Section 162(m).

            (b) Each performance goal shall identify one or more business criterion that is to be monitored during the restriction period. Such criteria may include, among other things, any of the following:

            Funds from operations - per share     Net income
            Return on net assets                  Earnings per share
            Operating ratios                      Debt reduction


                                       7.

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            Cash flow                             Return on investment
            Shareholder return                    Revenue
            Revenue growth

      (c) The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

      4.4 FORFEITURE OF RESTRICTED SHARES. In the event of the forfeiture of any Restricted Shares, the company shall have the right to reacquire all or any portion of such Shares, as determined by the Committee in its sole discretion, without the payment of consideration in any form to such Restricted Shareholder, and the Restricted Shareholder shall unconditionally forfeit any right, title or interest to such Restricted Shares. All forfeited Restricted Shares shall be transferred and delivered to the company. The Committee may, in its sole discretion, waive in writing the company's right to reacquire some or all of a holder's Restricted Shares, whereupon such shares shall become fully vested in such Restricted Shareholder.

      4.5 ESCROW. In order to administer the provisions of this Article IV the stock certificates evidencing Restricted Shares, although issued in the name of the Restricted Shareholder, shall be held by the company in escrow subject to delivery to the Restricted Shareholder upon vesting. An employee's receipt of an award of Restricted Shares pursuant to the Plan shall constitute the grant of an irrevocable power of attorney to the company to permit the transfer and delivery to the company of any or all Restricted Shares which are forfeited to the company.

      4.6 DIVIDENDS ON RESTRICTED SHARES. While the Restricted Shares are held in escrow, all cash dividends the company pays on the Restricted Shares shall be subject to such terms, conditions and restrictions on payment as the Committee shall determine, and shall be delivered directly to the Restricted Shareholder, to the escrow account, or otherwise held in the manner specified by the Committee. Share dividends or other dividends in kind on any Restricted Shares held in escrow shall be paid into such escrow in the name of the Restricted Shareholder and shall be subject to the same restrictions on disposition and forfeiture provisions applicable to the Restricted Shares on which such dividend was paid.

                                  ARTICLE V
                           OTHER STOCK-BASED AWARDS

      The Committee, in its discretion, may grant Awards under the Plan in the form of Shares, either current or deferred, restricted or unrestricted, and in tandem or combination with, or as an alternative to, any other employee compensation plan of the company.


                                       8.

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                                  ARTICLE VI
                                MISCELLANEOUS

      6.1 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger or facsimile transmission, addressed

            (a)   if to the company, at

                  BRE Properties, Inc.
                  Telesis Tower, Suite 2500
                  One Montgomery Street
                  San Francisco, CA 94104
                  Attn: Treasurer

            (b) If to the Award holder, at the last address shown on the company's personnel records, or

            (c) to such address as either party shall later designate by notice to the other.

      6.2 AMENDMENT OR TERMINATION. The Board may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect. Amendments to the Plan shall be subject to stockholder approval to the extent required to comply with any exemption to the short swing profit provisions of
Section 16(b) of the Exchange Act pursuant to rules and regulations promulgated thereunder, with the exclusion for performance-based compensation under Internal Revenue Code Section 162 (m), or with the rules and regulations of any securities exchange on which the Shares are listed. The Board may also modify or amend the terms and conditions of any outstanding Award, subject to the consent of the holder and consistent with the provisions of the Plan.

      6.3 LEAVE OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence from the company taken by the recipient of any grant under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as a termination of employment with the company within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on grants and awards under the Plan.

      6.4 RECAPITALIZATION. In the event of any change in capitalization which affects the Shares, whether by stock dividend, stock distribution, stock split, subdivision or combination of Shares, reclassification, merger or consolidation or otherwise, such proportionate adjustments, if any, as the Committee in its discretion deems appropriate to reflect such


                                       9.

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change shall be made with respect to the total number of Shares in respect of which Awards may be granted under the Plan, the number of Shares covered by each outstanding Award and the Option Price per Share under each Option and related SAR; however, any fractional shares resulting from any such adjustment shall be eliminated.

      6.5 REORGANIZATION. If the company merges or consolidates with another corporation and is not the surviving corporation, or if the company is liquidated or sells or otherwise disposes of substantially all its assets while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clause (c) below, after the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, each holder of any outstanding Option shall be entitled, upon exercise of an Option, to receive, in lieu of Shares, the number and class or classes of shares of stock or other securities or property to which the holder would have been entitled if, immediately prior to the merger, consolidation, liquidation, sale or other disposition, the holder had been the holder of record of a number of Shares equal to the number of Shares as to which the Option may be exercised;
(b) the Committee may in its discretion waive any limitations set out in or imposed pursuant to this Plan so that all Options, from and after a date prior to the effective date of the merger, consolidation, liquidation, sale or other disposition, as the case may be, specified by the Committee, shall be exercisable in full; and (c) all outstanding Options which are exercisable at any time prior to the effective date of any merger, consolidation, liquidation, sale or other disposition may be cancelled by the Committee in its discretion, as of such effective date.

      6.6 GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the related Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award restricting disposition of Shares, is necessary or desirable as a condition of, or in connection with, the making of an Award or the issue or purchase of Shares thereunder, then such grant shall not be effective in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

      6.7 WITHHOLDING TAXES. The company, with the approval of the Committee, may, at the request of an employee, retain Shares which would otherwise be delivered to the employee upon exercise of an Option or SAR or vesting of Restricted Shares or other Award, to satisfy any withholding tax liability that may result from such exercise or vesting. The Shares shall be valued for this purpose at their Fair Market Value on the date of the exercise or vesting, as the case may be. Whenever, under the Plan, payments by the company are made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

      6.8 NO RIGHT TO EMPLOYMENT. Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any Award holder the right to continue in the


                                       10.

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employment of the company, nor affect any right which the company may have to terminate the employment of such person.

      6.9 RIGHTS AS STOCKHOLDER. No Optionee shall have rights as a stockholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her.

      6.10 EXCHANGE ACT. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


                                       11.